As filed with the Securities and Exchange Commission on May 9, 1997.
                                                        Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC  20549



                                    FORM S-8
                          Registration Statement Under
                           the Securities Act of 1933


                           AMERICA SERVICE GROUP INC.
             (Exact Name of Registrant as Specified in its Charter)


          DELAWARE                                  51-0332317
(State or Other Jurisdiction of                   (I.R.S. Employer
Incorporation or Organization)                    Identification No.)



                               105 WESTPARK DRIVE
                                    SUITE 300
                           BRENTWOOD, TENNESSEE  37027
                    (Address of Principal Executive Offices)



                           AMERICA SERVICE GROUP INC.
                          AMENDED INCENTIVE STOCK PLAN
                            (Full Title of the Plan)



                             MICHAEL CATALANO, ESQ.
                               105 WESTPARK DRIVE
                                    SUITE 300
                           BRENTWOOD, TENNESSEE  37027
                     (Name and Address of Agent For Service)



                                Telephone number,
                              including area code,
                              of agent for service:
                                 (615) 376-1319




                       CALCULATION  OF  REGISTRATION  FEE

                                                                  Proposed       Proposed
     Title of                                                     Maximum         Maximum
    Securities                                   Amount           Offering       Aggregate       Amount of
      to be                                      to be             Price         Offering       Registration
    Registered                                 Registered        Per Share         Price            Fee


Common Stock, par value
  $0.01 per share                             107,500 Shares     $10.75(1)     $1,155,625(1)        $351

1 An undetermined number of additional shares may be issued if the anti-dilution adjustment provisions of the plan become operative.

2 Estimated solely for the purpose of computing the registration fee, pursuant to Rule 457(c) and (h) of the Securities Act of 1933, based upon the last reported sale price of the Common Stock as reported on the NASDAQ
     National Market System on May 5 , 1997.


     The contents of the Registration Statement on Form S-8 (Registration No. 33-48231) filed by America Service Group Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") on May 29, 1992 to register common stock to be issued pursuant to the Company's Amended Incentive Stock Plan (the "Incentive Stock Plan") and the Registration Statement on Form S-8 (Registration No. 333-4903) filed by the Company, with the Commission on May 31, 1996 to register an additional 275,000 shares of common stock to be issued pursuant to the Incentive Stock Plan are hereby incorporated herein by reference. This Registration Statement is being filed to increase the number of shares registered pursuant to the Incentive Stock Plan by 107,500 shares.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on May 9, 1997.

                              AMERICA SERVICE GROUP INC.


                              By:   /s/ Scott L. Mercy
                                    Scott L. Mercy
                                    President and Chief Executive Officer,
                                    Director

      Each person whose signature appears below constitutes and appoints Scott
L. Mercy, William D. Eberle and Michael Catalano and each of them, as his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on May 9, 1997 in the capacities indicated.

          SIGNATURE                          TITLE


 /s/ Scott L. Mercy                          President and Chief
Scott L. Mercy                               Executive Officer and Director
                                             (Principal Executive Officer)


 /s/ Bruce A. Teal                           Vice President,
Bruce A. Teal                                Controller and Treasurer
                                             (Principal Financial and
                                             Accounting Officer)


 /s/ Thomas F. Bogan                         Director
Thomas F. Bogan


 /s/ Jack O. Bovender, Jr.                   Director
Jack O. Bovender, Jr.


 /s/ William D. Eberle                       Director
William D. Eberle


 /s/ John W. Gildea                          Director
John W. Gildea


 /s/ Carol R. Goldberg                       Director
Carol R. Goldberg


 /s/ Dougals L. Jackson                      Director
Douglas L. Jackson



                                  EXHIBIT INDEX


Exhibit Number                     Description

       5               Opinion of McDermott, Will & Emery regarding legality.

       23.1            Consent of Ernst & Young LLP

       23.2            Consent of Price Waterhouse LLP

       23.3 Consent of McDermott, Will & Emery (included in opinion filed as Exhibit 5).

       24.1            Power of Attorney (included on signature page).